Americomm Resources Corporation
                         15 E. 5th Street, Suite 4000
                         Tulsa, Oklahoma  74103-4346

                              PROMISSORY NOTE

Maker:  Americomm Resources Corporation     Date of Note:
        15 E. 5th Street, Suite 4000        March 15, 1999
        Tulsa, Oklahoma  74103-4346
                                            Maturity Date:
                                            September 15, 1999

                                            Amount of Note:
                                            $105,000 + 10% interest at
                                            Maturity Date + additional
                                            amounts of accrued corporate
                                            operating expenses paid by
                                            A. E. Whitehead

     This note, drawn in favor of Albert E. Whitehead Living Trust, Albert
E. Whitehead, Trustee, in the amount of $105,000 plus 10% interest, is due and payable September 15, 1999. At his option, A. E. Whitehead may elect to extend the maturity date or otherwise modify the payment terms. A. E. Whitehead further agrees to pay certain corporate operating expenses to be added to the original amount of this note under the same terms.

     The proceeds of this loan were used by Americomm Resources Corporation to pay rentals on Federal leases due April 1, 1999, for its Cheyenne River Prospect in Wyoming and ongoing operating expenses added to the original amount of the note.

                                     Americomm Resources Corporation




Albert E. Whitehead, Trustee         Thomas R. Bradley, President & CEO
Albert E. Whitehead Living Trust